UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2012

EVOLUCIA INC.
(Exact name of registrant as specified in its charter)

Sunovia Energy Technologies Inc.
(Former name of Registrant)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

106 Cattlemen Rd., Sarasota, Florida 34232
(Address of principal executive offices) (zip code)

941-751-6800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.

On August 13, 2012, Evolucia Inc. (f/k/a Sunovia Energy Technologies Inc.) (the “Company”) implemented a name change whereby the Company changed its name to Evolucia Inc.  In order to implement the name change, the Company filed Articles of Merger to effectuate a merger between Evolucia Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, and the Company, with the Company being the surviving entity.  As a result, the Company’s name changed from “Sunovia Energy Technologies Inc.” to “Evolucia Inc.”.

In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority on August 7, 2012.  Our new CUSIP number is 30049B 105.  As a result of the name change, our symbol will be changed from SUNV to ILED as of August 16, 2012.

The foregoing information is a summary of each of the matters described above, is not complete, and is qualified in its entirety by reference to the full text of the exhibits, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those exhibits for a complete understanding of the terms and conditions associated with this matter.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

3.1	Articles of Merger filed pursuant to NRS 92.A.200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EVOLUCIA INC.

Date: August 16, 2012	By:	/s/ MEL INTERIANO
Name: Mel Interiano
Title: Chief Executive Officer

3